UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2014

CARLISLE COMPANIES INCORPORATED

 (Exact name of registrant as specified in its charter)

Delaware	1—9278	31—1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11605 North Community House Road, Suite 600 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 501-1100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 7, 2014, Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), and Carlisle Fluid Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of Carlisle, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Graco Inc., a Minnesota corporation (“Graco”), and Finishing Brands Holdings Inc., a Minnesota corporation and a wholly owned subsidiary of Graco.  Pursuant to the Purchase Agreement, Carlisle, through certain of its subsidiaries, will acquire, for cash consideration of $590 million (subject to certain adjustments for the levels of cash, indebtedness and working capital at closing), the worldwide liquid finishing systems and products business which was acquired by Graco on April 2, 2012 pursuant to an Asset Purchase Agreement, dated as of April 14, 2011 (as subsequently amended, the “ITW Purchase Agreement”), between Graco and certain of its subsidiaries and Illinois Tool Works Inc. (“ITW”) and certain of its subsidiaries.  The business to be acquired by Carlisle also includes the DeVilbiss powder coating gun business and the Ransburg powder coating applicator business, which were acquired by Graco pursuant to the ITW Purchase Agreement.  The business to be acquired by Carlisle from Graco pursuant to the Purchase Agreement is collectively referred to herein as the “Liquid Finishing Business.”  Carlisle’s acquisition of the Liquid Finishing Business and the other transactions contemplated by the Purchase Agreement and the related agreements entered into in connection with the Purchase Agreement are collectively referred to herein as the “Transaction.”

On October 6, 2014, the Federal Trade Commission (the “FTC”) approved a final Decision and Order (the “Final Order”), which requires Graco to sell the assets of the Liquid Finishing Business to a purchaser, approved by the FTC, within 180 days of the Final Order becoming final and effective.

It is a condition to the Transaction that the FTC shall have approved (and not withdrawn such approval):  (a) Carlisle and its relevant subsidiaries as purchasers of the Liquid Finishing Business, (b) an application for approval of divestiture to be submitted by Graco to the FTC following execution of the Purchase Agreement, and (c) the Purchase Agreement and any agreement to be entered into in connection with the Purchase Agreement.  The FTC, as a condition to granting the required approvals, could require that the parties to the Purchase Agreement modify the terms of the Purchase Agreement or the related agreements entered into in connection with the Transaction or enter into additional agreements not reflected in the Purchase Agreement, in each case, to conform to the terms of the Final Order.

In connection with the Transaction, Carlisle (and certain of its subsidiaries) and Graco (and certain of its subsidiaries) will also enter into a license agreement (the “Cross License Agreement”) pursuant to which:  (a) Graco will license to Carlisle certain of the intellectual property it acquired from ITW pursuant to the ITW Purchase Agreement for the continued operation of the Liquid Finishing Business and (b) Carlisle will license to Graco certain of the intellectual property acquired in its acquisition of the Liquid Finishing Business for Graco’s use in its powder finishing business.

Among other covenants contained in the Purchase Agreement, (a) Graco has agreed, subject to certain exceptions, not to employ, or solicit for employment (and to cause its affiliates not to employ or solicit for employment), any employee of the Liquid Finishing Business for a period of four years following the closing of the Transaction, (b) Carlisle has agreed, subject to certain exceptions, not to employ, or solicit for employment (and to cause its affiliates not to employ or solicit for employment), any employee of Graco for a period of four years following the closing of the Transaction, and (c) Carlisle has agreed, subject to certain exceptions for the sale of DeVilbiss and Ransburg powder finishing products, not to solicit (and to cause its affiliates not to solicit) customers of Graco’s powder finishing business for the sale of any product competitive with the powder finishing products offered by Graco’s powder finishing business for a period of 18 months following the closing of the Transaction.

The Purchase Agreement contains representations, warranties, covenants and indemnification provisions.  The consummation of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions, including, among others, the receipt of regulatory approvals (including the FTC approvals described above and the approvals of certain non-U.S. competition law authorities), accuracy of the representations and warranties of the parties (generally subject to materiality standards), the absence of any “Material Adverse Effect” on the Liquid Finishing Business, the satisfaction or waiver of all conditions in the Purchase Agreement and material compliance by the parties with their respective obligations under the Purchase Agreement.

The Final Order requires that Graco divest the Liquid Finishing Business within 180 days of the issuance of the Final Order.  The Purchase Agreement contains certain termination rights for Carlisle and Graco, which in certain circumstances could be exercised prior to the divestiture deadline in the Final Order.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the parties’ periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Purchase Agreement has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the form of Cross License Agreement has been filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing descriptions of the agreements filed as exhibits to this Current Report on Form 8-K are qualified in their entirety by reference to the full text of such agreements.

Item 7.01    Regulation FD Disclosure.

On October 8, 2014, Carlisle announced that it had entered into a definitive agreement to acquire the Liquid Finishing Business from Graco and certain of its subsidiaries for aggregate cash consideration of $590 million, subject to certain adjustments for the levels of cash, indebtedness and working capital at closing.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated October 7, 2014, between Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Graco Inc. and Finishing Brands Holdings Inc.*
2.2	Form of Cross License Agreement, among Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Finishing Brands Holdings Inc., Graco Inc. and Gema Switzerland GmbH*
99.1	Press Release of Carlisle Companies Incorporated, dated October 8, 2014

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2014

CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated October 7, 2014, between Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Graco Inc. and Finishing Brands Holdings Inc.*
2.2	Form of Cross License Agreement, among Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Finishing Brands Holdings Inc., Graco Inc. and Gema Switzerland GmbH*
99.1	Press Release of Carlisle Companies Incorporated, dated October 8, 2014

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.